CONTACTS:

     Cathy Jessup, CFO
     The Topps Company, Inc.
     212.376.0466
         or
     Betsy Brod/Jonathan  Schaffer
     Brod & Schaffer,  LLC
     212.750.5800

     FOR IMMEDIATE  RELEASE


                THE TOPPS COMPANY, INC. ANNOUNCES QUARTERLY CASH DIVIDEND


     New York, NY, July 1, 2004 - The Topps Company, Inc.(Nasdaq:TOPP) today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.04 per share, payable on August 2, 2004 to shareholders of record on July 19, 2004.


     Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker and album collections, and collectible games. For additional information, visit www.topps.com.


     This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

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